UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	May 18, 2015

Hudson Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of the Americas, 12th Floor, New York, New York  10019

(Address of principal executive offices, including zip code)

(212) 351-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2015, Hudson Global, Inc. (the “Company”) and Stephen A. Nolan entered into an Executive Employment Agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company will employ Mr. Nolan as the Chief Executive Officer of the Company for a one-year term that commenced on May 13, 2015, with automatic, annual extensions for additional one-year terms. Mr. Nolan will continue to serve as the Chief Financial Officer of the Company until a replacement is identified.

Under the Employment Agreement, Mr. Nolan is entitled to: (i) an annual base salary of $600,000, subject to increase (but not decrease) from time to time by the Compensation Committee (the “Committee”) of the Board of Directors of the Company; (ii) eligibility to receive an annual bonus as provided in the Company’s Incentive Plan (the “Incentive Plan”), which bonus opportunity (assuming Company performance at target) will be $450,000 for 2015 and will be 90% of Mr. Nolan’s then-current base salary for 2016; (iii) beginning in 2017, eligibility to receive an annual grant of equity of the Company under the Incentive Plan, with a value equal to 90% of Mr. Nolan’s then-current base salary and with the terms and vesting schedule set forth in the Company’s then-current form of award agreement applicable to such equity grant under the Incentive Plan; (iv) four weeks of paid vacation per year; and (v) other benefits of employment comparable to other senior management of the Company. Also pursuant to the Employment Agreement, the Committee awarded Mr. Nolan 500,000 restricted shares of the Company’s common stock (the “Restricted Shares”) with a grant date effective May 18, 2015 and that will vest as described below. The Employment Agreement provides that Mr. Nolan will have no entitlement to receive any grant of equity other than the Restricted Shares during 2015 and 2016.

Under the Employment Agreement, the Company has the right to terminate Mr. Nolan’s employment at any time. If the Company terminates Mr. Nolan’s employment without cause (as defined in the Employment Agreement) or does not renew Mr. Nolan’s employment, or if Mr. Nolan terminates his employment for good reason (as defined in the Employment Agreement), then Mr. Nolan will be entitled to receive: (i) base salary and other compensation and benefits earned, but unpaid, through the date of such termination; and (ii) subject to Mr. Nolan executing a general release and waiver agreement and covenant not to sue, (A) a severance payment equal to (1) Mr. Nolan’s then-current annual base salary, less applicable deductions, payable in equal installments over a period of six months following a termination by Mr. Nolan for good reason if the business of the Company in terms of size, scope of operations and prospects does not present a professional opportunity to Mr. Nolan at a level similar to or better than the business of the Company on May 13, 2015 or (2) Mr. Nolan’s then-current annual base salary, less applicable deductions, payable in equal installments over a period of twelve months following a termination by the Company without cause, the Company not renewing Mr. Nolan’s employment or a termination by Mr. Nolan for good reason other than on the basis in clause (1) above, (B) the Company’s portion of the premiums for providing continued health and dental insurance benefits to Mr. Nolan and his eligible dependents for a period of twelve months following such termination (or, if the Company is prohibited from paying such premiums, an equivalent quarterly cash payment payable in advance on the first business day of each calendar quarter), with only Mr. Nolan’s portion of such premiums deducted from his severance payment, and (C) up to an aggregate of $20,000 for outplacement services to be provided to Mr. Nolan for up to six months following such termination. The Company will not pay the severance payment, or any accrued interest thereon, to Mr. Nolan until the first business day of the seventh month following the termination of Mr. Nolan’s employment, if and to the extent the severance payment exceeds a certain amount, as prescribed by statute. If Mr. Nolan dies during the term of the Employment Agreement, if the Company terminates Mr. Nolan’s employment as a result of Mr. Nolan’s disability (as defined in the Employment Agreement) or for cause, or if Mr. Nolan voluntarily terminates his employment with the Company other than for good reason, then the Company will have no further obligation to Mr. Nolan or his estate, except to pay base salary and other compensation and benefits earned, but unpaid, through the date of Mr. Nolan’s death or termination of employment.

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After a change in control of the Company (as defined in the Employment Agreement), if the Company terminates Mr. Nolan’s employment other than by reason of death, disability or for cause, or if Mr. Nolan terminates his employment for good reason, then Mr. Nolan will be entitled to receive: (i) a termination payment equal to the sum of (A) Mr. Nolan’s base salary for eighteen months calculated based on Mr. Nolan’s annual base salary in effect immediately prior to such termination, payable in equal installments in accordance with the payroll practices of the Company beginning on the 45th day following the date of such termination and ending eighteen months following the date of such termination, plus (B) Mr. Nolan’s target annual bonus under the Incentive Plan for the year in which such termination occurs multiplied by 1.5, payable in equal installments in accordance with the payroll practices of the Company beginning on the 45th day following the date of such termination and ending eighteen months following the date of such termination; (ii) eligibility for Mr. Nolan and his eligible dependents to continue to participate in the Company’s health, dental and other welfare benefit plans until the earlier to occur of eighteen months following such termination or the date on which Mr. Nolan and his eligible dependants are covered by a successor employer’s comparable benefit plans, provided that, if any benefit plan does not permit Mr. Nolan’s or his eligible dependents’ continued participation during such period, then the Company will pay to Mr. Nolan on the fist business day of each calendar quarter, in advance, a cash payment equal to the Company’s cost to provide such benefits; and (iii) up to an aggregate of $20,000 for outplacement services to be provided to Mr. Nolan for up to six months following such termination. The Company will not pay installments of the termination payment, or any accrued interest thereon, to Mr. Nolan until the first business day of the seventh month following the termination of Mr. Nolan’s employment, if and to the extent such installments, in the aggregate, exceed a certain amount, as prescribed by statute. The Employment Agreement also provides that, upon a termination of Mr. Nolan’s employment after a change in control of the Company, if any portion of Mr. Nolan’s termination payment would constitute an “excess parachute payment,” then the termination payment made to Mr. Nolan shall either be made in full or made in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by Mr. Nolan of the greatest benefit on an after-tax basis. The Employment Agreement does not provide for an excise tax gross-up payment. Under the Employment Agreement and the Award Agreement (as defined below), no change in control shall be deemed to have occurred as a result of the change in directors that will occur as of the Company’s 2015 annual meeting of stockholders.

In connection with entering into the Employment Agreement, Mr. Nolan also executed a Confidentiality, Non-solicitation and Work Product Assignment Agreement with the Company.

On May 18, 2015, the Company and Mr. Nolan entered into a Restricted Stock Award Agreement (the “Award Agreement”) pursuant to which the Company awarded Mr. Nolan the Restricted Shares, (i) 150,000 of which will vest on November 13, 2016 if Mr. Nolan remains employed by the Company or an affiliate (as defined in the Award Agreement) on such date, subject to immediate vesting in connection with a termination by the Company without cause, the Company not renewing Mr. Nolan’s employment, a termination by Mr. Nolan for good reason or a change in control of the Company, and (ii) the applicable additional number of shares of restricted stock will vest on November 13, 2016 to the extent that the volume weighted average closing price of the Company’s common stock during any 30 consecutive trading days between May 13, 2015 and November 13, 2016 (the “Average Share Price”) meets or exceeds the applicable share price target (as set forth in the chart below) , subject to immediate vesting of the number of Restricted Shares earned pursuant to the forgoing based on the Average Share Price meeting or exceeding the applicable share price targets in connection with a termination by the Company without cause, the Company not renewing Mr. Nolan’s employment, a termination by Mr. Nolan for good reason or change in control of the Company:

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Share Price Target	Additional Number of Shares of Restricted Stock Vested(1)
$3.50	87,500
$4.25	87,500
$5.00	87,500
$6.00	87,500

(1) To the extent the Average Share Price is between two share price targets, the number of Restricted Shares vested pursuant to clause (ii) above will be equal to the sum of (x) the number of Restricted Shares for each of the share price targets that have been met plus (y) the number of Restricted Shares equal to (i) the percentage equal to (A) the Average Share Price minus the lower share price target divided by (B) the higher share price target minus the lower share price target multiplied by (ii) the number of Restricted Shares that would vest if the higher share price target had been met.

The foregoing descriptions of the Employment Agreement and the Award Agreement are qualified in their entirety by reference to the full text of the Employment Agreement and the Award Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

(10.1)	Executive Employment Agreement, dated as of May 18, 2015, between Hudson Global, Inc. and Stephen A. Nolan.

(10.2)	Restricted Stock Award Agreement, dated as of May 18, 2015, between Hudson Global, Inc. and Stephen A. Nolan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: May 22, 2015	By:	/s/ Latham Williams
Latham Williams
Corporate Secretary

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HUDSON GLOBAL, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	Executive Employment Agreement, dated as of May 18, 2015, between Hudson Global, Inc. and Stephen A. Nolan.

(10.2)	Restricted Stock Award Agreement, dated as of May 18, 2015, between Hudson Global, Inc. and Stephen A. Nolan.

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